UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 17, 2012 (May 15, 2012)

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2012 annual meeting of stockholders of Community Health Systems, Inc. (the “Company”) was held on May 15, 2012.

(b) The following describes the matters that were submitted to the vote of the stockholders of the Company at the 2012 annual meeting of stockholders and the result of the votes on these matters:

(1) The stockholders approved the election of the following persons as directors of the Company for terms that expire at the 2013 annual meeting of stockholders of the Company and until their respective successors have been elected and have qualified:

Name	For	Against	Abstain	Broker Non-Votes
(a) W. Larry Cash	76,247,266 (94.9%)	4,030,624 (5.0%)	30,324	5,322,839
(b) John A. Clerico	70,001,094 (87.2%)	10,245,205 (12.8%)	61,915	5,322,839
(c) James S. Ely III	79,986,089 (99.6%)	269,710 (0.3%)	52,415	5,322,839
(d) John A. Fry	79,967,104 (99.6%)	286,044 (0.4%)	55,066	5,322,839
(e) William Norris Jennings, M.D.	79,965,911 (99.6%)	300,063 (0.4%)	42,240	5,322,839
(f) Julia B. North	70,122,490 (87.3%)	10,145,373 (12.6%)	40,351	5,322,839
(g) Wayne T. Smith	78,963,422 (98.3%)	1,313,154 (1.6%)	31,638	5,322,839
(h) H. Mitchell Watson, Jr.	69,962,546 (87.1%)	10,300,717 (12.8%)	44,951	5,322,839

(2) The stockholders did not approve the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
26,409,684 (32.9%)	53,799,753 (67.0%)	98,777	5,322,839

(3) The Board of Directors’ appointment of Deloitte & Touche, LLP, as the Company’s independent registered public accountants for 2012, was ratified by the affirmative votes of the stockholders:

For	Against	Abstain	Broker Non-Votes
84,997,508 (99.3%)	601,138 (0.7%)	32,407	n/a

(c) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ Rachel A. Seifert
Rachel A. Seifert
Executive Vice President, Secretary and General Counsel